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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT

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     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): August 30, 2004

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                          ASTORIA FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

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           Delaware                       0-22228               11-3170868
(State or other jurisdiction of       (Commission File         (IRS Employer
incorporation or organization)            Number)            Identification No.)

          ONE ASTORIA FEDERAL PLAZA, LAKE SUCCESS, NEW YORK 11042-1085 (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (516) 327-3000

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEMS 1 THROUGH 7  NOT APPLICABLE.

Item 8.01. Other Events.

      On September 2, 2004, Astoria Financial Corporation (the "Corporation") issued a press release stating that, on August 30, 2004, the Corporation was notified by the American Arbitration Association that an Award of Arbitration (the "Award") had been made in an arbitration concerning a compensation dispute between the Corporation and three former directors (the "Claimants") of Long Island Bancorp, Inc., which was acquired by the Corporation in 1998.

      The Claimants and the Corporation entered into an Arbitration Agreement, dated January 15, 2003, pursuant to which the matter was referred to the American Arbitration Association for resolution. Pursuant to the award, Astoria will incur an after-tax charge of approximately $2.1 million, or approximately $0.03 per diluted share, in the quarter ending September 30, 2004. The Award represents a final disposition of the dispute under arbitration.

Item 9.01. Financial Statements and Exhibits.

(c)   Exhibits.

      The following Exhibit is filed as part of this report:

      Exhibit 99.1 Press release dated September 2, 2004.


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     ASTORIA FINANCIAL CORPORATION

                                     By: /s/ Alan P. Eggleston
                                         ---------------------------------------
                                         Alan P. Eggleston
                                         Executive Vice President, Secretary and
                                         General Counsel

Dated: September 2, 2004


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                                  EXHIBIT INDEX

Exhibit
 Number     Description
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   99.1     Press release dated September 2, 2004.


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